Exhibit 99.1

FOR IMMEDIATE RELEASE
Positive Phase 1b Data for NewLink Genetics’ IDO Pathway Inhibitor, Indoximod, in Combination with Chemotherapy for Patients with Newly Diagnosed Acute Myeloid Leukemia (AML) Presented at the European Hematologic Association (EHA) Congress in Madrid, Spain

AMES, Iowa, June 23, 2017 - NewLink Genetics Corporation (NASDAQ:NLNK) today announced the presentation of data from the Phase 1b portion of a study of indoximod, an IDO pathway inhibitor, in combination with idarubicin and cytarabine for patients with newly diagnosed acute myeloid leukemia (AML). Abstract E-912, Indoximod in Combination with Idarubicin and Cytarabine for Upfront Treatment of Patients with Newly Diagnosed Acute Myeloid Leukemia (AML): Phase 1 Report, is being presented by Ashkan Emadi, M.D., Ph.D., Associate Professor of Medicine at the University of Maryland Greenebaum Comprehensive Cancer Center, during the European Hematology Association (EHA) Congress in Madrid, Spain on Friday, June 23, 2017, 9:30 AM to Saturday, June 24, 7:00 PM CET.

These data indicate indoximod does not appear to add significant toxicity to standard therapy for patients with newly diagnosed AML, and no regimen-limiting toxicities (RLT) have been observed to date. Initial data show that the morphological complete remission (CR) rate is as expected after one cycle of induction chemotherapy. Seven of seven patients who achieved CR were found to have no minimal residual disease (MRD-neg).

“While from a small number of patients, these data show an encouraging MRD negativity rate and may offer the potential for measurable clinical benefits for patients,” said Dr. Emadi, Principal Investigator of this study.

About Indoximod
Indoximod is an investigational, orally available small molecule targeting the IDO pathway. The IDO pathway is one of the key immuno-oncology targets involved in regulating the tumor microenvironment and immune escape.

About NewLink Genetics Corporation
NewLink Genetics is a late-stage biopharmaceutical company focusing on discovering, developing and commercializing novel immuno-oncology product candidates to improve the lives of patients with cancer. NewLink Genetics' IDO pathway inhibitors are designed to harness multiple components of the immune system to combat cancer. Indoximod is being evaluated in combination with treatment regimens including anti-PD-1 agents, cancer vaccines, and chemotherapy across multiple indications such as melanoma, prostate cancer, acute myeloid leukemia, and pancreatic cancer. For more information, please visit http://www.newlinkgenetics.com.

Cautionary Note Regarding Forward-Looking Statements
This press release contains forward-looking statements of NewLink Genetics that involve substantial risks and uncertainties. All statements, other than statements of historical fact, contained in this press release are forward-looking statements, within the meaning of The Private Securities Litigation Reform Act of 1995. The

Exhibit 99.1

words "anticipate," "believe," "estimate," "expect," "intend," "may," "plan," "target," "potential," "will," "could," "should," "seek" or the negative of these terms or other similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. These forward-looking statements include, among others, statements about results of its clinical trials for product candidates; its timing of release of data from ongoing clinical studies; its plans related to moving additional indications into clinical development; and any other statements other than statements of historical fact. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements that NewLink Genetics makes due to a number of important factors, including those risks discussed in "Risk Factors" and elsewhere in NewLink Genetics’ Annual Report on Form 10-K for the year ended December 31, 2016 and other reports filed with the U.S. Securities and Exchange Commission (SEC). The forward-looking statements in this press release represent NewLink Genetics’ views as of the date of this press release. NewLink Genetics anticipates that subsequent events and developments will cause its views to change. However, while it may elect to update these forward-looking statements at some point in the future, it specifically disclaims any obligation to do so. You should, therefore, not rely on these forward-looking statements as representing NewLink Genetics' views as of any date subsequent to the date of this press release.

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Investor Contact:
Lisa Miller
Director of Investor Relations
NewLink Genetics
515-598-2555
lmiller@linkp.com

Media:
Sharon Correia
VP, Integrated Communications
LaVoieHealthScience
617-374-8800, ext. 105
scorreia@lavoiehealthscience.com